Exhibit 99.1

Castle Biosciences Reports First Quarter 2026 Results
Delivered Q1 2026 revenue of $83.7 million
Q1 2026 total test reports for our core revenue drivers (DecisionDx®-Melanoma, TissueCypher®) increased 36% over Q1 2025
Raising full-year 2026 revenue guidance to $345-355 million from $340-350 million
Conference call and webcast today at 4:30 p.m. ET

FRIENDSWOOD, Texas – May 6, 2026 – Castle Biosciences, Inc. (Nasdaq: CSTL), a company improving health through innovative tests that guide patient care, today announced its financial results for the first quarter ended March 31, 2026.

“The Castle Biosciences team delivered outstanding results to start 2026, delivering $83.7 million in revenue,” said Derek Maetzold, president and chief executive officer of Castle Biosciences. “I thank our team for their dedication and focus, which translates directly to our performance. Our momentum this quarter reflects our robust execution and the strength of our core revenue drivers, with both DecisionDx-Melanoma and TissueCypher achieving double digit year-over-year test volume growth, 16% and 58%, respectively. As a result of our first quarter performance and continued confidence in the business, we are raising our 2026 total revenue guidance to $345-355 million, compared to the previously provided guidance of $340-350 million.

“In addition, during the quarter we expanded the body of evidence supporting our market-leading DecisionDx-Melanoma test. Specifically, we announced new data from a prospective, multicenter, U.S. based study demonstrating that patients with a less than 5% predicted risk of sentinel lymph node positivity had an actual positivity rate of just 2.6%, reinforcing DecisionDx-Melanoma’s ability to guide sentinel lymph node biopsy decision-making in line with guideline thresholds. Our substantial body of evidence is a key driver of adoption and an important differentiator for DecisionDx-Melanoma and our innovative test portfolio more broadly, reinforcing our position of strength as we continue to execute across the business.”

First Quarter Ended Mar. 31, 2026, Financial and Operational Highlights
•Revenues were $83.7 million, compared to $88.0 million in the first quarter of 2025. Affecting first quarter 2026 revenue was the change in DecisionDx-SCC Medicare coverage effective April 24, 2025, the re-focus of our commercial efforts, as well as the discontinuation of IDgenetix in May 2025.
◦Revenues for our non-dermatologic tests were $42.6 million, compared to $25.0 million during the same period in 2025.

Core revenue drivers:
•First quarter 2026 total test reports for our core revenue drivers (DecisionDx-Melanoma, TissueCypher) increased 36% over the first quarter of 2025:
◦DecisionDx-Melanoma test reports delivered in the quarter were 10,021, compared to 8,621 in the first quarter of 2025.
◦TissueCypher Barrett’s Esophagus test reports delivered in the quarter were 11,745, compared to 7,432 in the first quarter of 2025.

Additional tests:
◦DecisionDx-SCC test reports delivered in the quarter were 3,702, compared to 4,375 in the first quarter of 2025.
◦MyPath® Melanoma test reports delivered in the quarter were 973, compared to 926 in the first quarter of 2025.
◦DecisionDx®-UM test reports delivered in the quarter were 492, compared to 470 in the first quarter of 2025.

•Gross margin was 73%, and Adjusted Gross Margin was 76%, compared to 49% and 81%, respectively, for the same periods in 2025. Affecting first quarter 2025 gross margin was the one-time adjustment of an acceleration of amortization expense of approximately $20.1 million.
•Net cash used in operations was $22.1 million, compared to net cash used in operations of $6.0 million for the same period in 2025. First quarter 2026 cash use reflects payout of employee annual cash bonuses as well as certain health care benefit payments, totaling $28.8 million, that are not expected to recur during the remainder of 2026.
•Net loss, which includes non-cash stock-based compensation expense of $9.8 million, was $14.5 million, compared to net loss of $25.8 million for the same period in 2025.
•Net loss per share, Basic and Diluted, was $0.49, compared to net loss per share, Basic and Diluted of $0.90 and Adjusted Net Loss per Share, Basic and Diluted, of $0.20, for the same period in 2025.
•Adjusted EBITDA was $(5.1) million, compared to $13.0 million for the same period in 2025.

Cash, Cash Equivalents and Marketable Investment Securities
As of Mar. 31, 2026, the Company’s cash, cash equivalents and marketable investment securities totaled $261.7 million.
2026 Outlook
Castle Biosciences is raising its guidance for anticipated total revenue in 2026. The Company now anticipates generating between $345-355 million in total revenue in 2026, compared to the previously provided guidance of between $340-350 million.
First Quarter and Recent Accomplishments and Highlights

Dermatology - Skin Cancer
•The Company presented new data at the 2026 American Academy of Dermatology Annual Meeting demonstrating that its DecisionDx-Melanoma test refines mortality risk within American Joint Committee on Cancer (AJCC) stages for patients with cutaneous melanoma (CM). The data showed that DecisionDx-Melanoma identifies clinically meaningful differences in mortality risk among patients within the same stage, which may help clinicians more confidently escalate care for higher-risk patients while avoiding unnecessary interventions in those at lower risk of poor outcomes. See the Company’s news release from March 27, 2026, for more information.
•The Company also announced new data from a prospective, multicenter study evaluating DecisionDx-Melanoma’s integrated sentinel lymph node biopsy (i31-SLNB) test result. The study data confirmed that the i31-SLNB accurately predicts SLN positivity and identifies low-risk patients who may safely consider forgoing SLNB while maintaining favorable long-term outcomes. These results expanded upon earlier publications from the same prospective, multicenter clinical study and further strengthened the growing body of evidence supporting the role of DecisionDx-Melanoma in guiding SLNB decision-making. The paper, available in Future Oncology, confirmed that DecisionDx-Melanoma’s i31-SLNB identifies patients below the 5% National Comprehensive Cancer Network® (NCCN) threshold for forgoing sentinel lymph node biopsy and outperforms traditional staging criteria and other predictive gene expression profile (GEP) tests. See the Company’s news release from March 9, 2026, for more information.
•The Company presented new data at the European Congress of Dermato-Oncology (EADO) Congress and the American College of Mohs Surgery (ACMS) Annual Meeting demonstrating that its DecisionDx-Melanoma test provides independent, personalized prognostic information beyond AJCC staging, identifying biologically high-risk patients—including those with thin and early-stage disease—and supporting more precise, risk-aligned clinical management. See the Company’s news release from April 21, 2026, for more information.
•The Company is supporting a series of initiatives across the country during May in recognition of Skin Cancer Awareness Month, including advocacy walks, community skin cancer screenings and patient education programs in collaboration with leading patient advocacy organizations. These efforts are aimed at expanding access to early detection, education and community-based resources to help prevent skin cancer and improve patient outcomes. See the Company’s news release from May 5, 2026, for more information.
Gastroenterology
•The Company announced that new data from Mayo Clinic researchers, presented at Digestive Disease Week®, demonstrate that its TissueCypher test improves risk stratification and informs real-world management decisions for patients with Barrett’s esophagus, including influencing surveillance intervals in more than half of patients and enabling more personalized, risk-aligned care. See the Company’s news release from May 4, 2026, for more information.

Dermatology - Atopic Dermatitis
•The Company announced the publication of a prospective, multicenter clinical validation study in the Journal of the American Academy of Dermatology (JAAD) demonstrating that its AdvanceAD-Tx test can identify patients with moderate-to-severe atopic dermatitis who are significantly more likely to achieve greater and faster clinical responses when treated with a Janus kinase inhibitor compared to T helper type 2-targeted therapies. See the Company’s news release from February 19, 2026, for more information.

Conference Call and Webcast Details
Castle Biosciences will hold a conference call on Wednesday, May 6, 2026, at 4:30 p.m. Eastern time to discuss its first quarter 2026 results and provide a corporate update.
A live webcast of the conference call can be accessed here: https://events.q4inc.com/attendee/621816679 or via the webcast link on the Investor Relations page of the Company’s website, https://ir.castlebiosciences.com/overview/default.aspx. Please access the webcast at least 10 minutes before the conference call start time. An archive of the webcast will be available on the Company’s website until May 27, 2026.
There will be a brief Question & Answer session following management commentary.
Use of Non-GAAP Financial Measures (UNAUDITED)
In this release, we use the metrics of Adjusted Revenues, Adjusted Gross Margin, Adjusted EBITDA and Adjusted Net Loss per Share, Basic and Diluted, which are non-GAAP financial measures and are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). Adjusted Revenues and Adjusted Gross Margin reflect adjustments to GAAP net revenues to exclude net positive and/or net negative revenue adjustments recorded in the current period associated with changes in estimated variable consideration related to test reports delivered in previous periods. Adjusted Gross Margin further excludes acquisition-related intangible asset amortization. Adjusted EBITDA excludes from net loss: interest income, interest expense, income tax benefit or expense, depreciation and amortization expense, stock-based compensation expense and net (gains) losses on equity securities. Adjusted Net Loss per Share, Basic and Diluted, excludes a one-time adjustment of an acceleration of amortization expense for our IDgenetix test from net loss.

We use Adjusted Revenues, Adjusted Gross Margin, Adjusted EBITDA and Adjusted Net Loss per Share, Basic and Diluted, internally because we believe these metrics provide useful supplemental information in assessing our revenue and operating performance reported in accordance with GAAP, respectively. We believe that Adjusted Revenues, when used in conjunction with our test report volume information, facilitates investors’ analysis of our current-period revenue performance and average selling price performance by excluding the effects of revenue adjustments related to test reports delivered in prior periods, since these adjustments may not be indicative of the current or future performance of our business. We believe that providing Adjusted Revenues may also help facilitate comparisons to our historical periods. Adjusted Gross Margin is calculated using Adjusted Revenues and therefore excludes the impact of revenue adjustments related to test reports delivered in prior periods, which we believe is useful to investors as described above. We further exclude acquisition-related intangible asset amortization in the calculation of Adjusted Gross Margin. We believe that excluding acquisition-related intangible asset amortization may facilitate gross margin comparisons to historical periods and may be useful in assessing current-period performance without regard to the historical accounting valuations of intangible assets, which are applicable only to tests we acquired rather than internally developed. Adjusted Net Loss per Share, Basic and Diluted, is calculated by excluding a one-time adjustment of an acceleration of amortization expense for our IDgenetix test from net loss. We believe that providing Adjusted Net Loss per Share, Basic and Diluted, may also help facilitate comparisons to our historical periods. We believe Adjusted EBITDA may enhance an evaluation of our operating performance because it excludes the impact of prior decisions made about capital investment, financing, investing and certain expenses we believe are not indicative of our ongoing performance. However, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, even when the same or similarly titled terms are used to identify such measures, limiting their usefulness for comparative purposes.

These non-GAAP financial measures are not meant to be considered in isolation or used as substitutes for net revenues, gross margin, net loss or net loss per share reported in accordance with GAAP; should be considered in conjunction with our financial information presented in accordance with GAAP; have no standardized meaning prescribed by GAAP; are unaudited; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that we may exclude for purposes of these non-GAAP financial measures, and we may in the future cease to exclude items that we have historically excluded for purposes of these non-GAAP financial measures. Likewise, we may determine to modify the nature of adjustments to arrive at these non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measure as used by us in this press release and the accompanying reconciliation tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Accordingly, investors should not place undue reliance on non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables at the end of this release.
About Castle Biosciences
Castle Biosciences (Nasdaq: CSTL) is a leading diagnostics company improving health through innovative tests that guide patient care. With a primary focus in dermatologic and gastroenterological disease, we develop personalized, clinically actionable solutions that help improve disease management and patient outcomes.
We put people first—empowering patients and clinicians and informing care decisions through rigorous science and advanced molecular tests that support more confident treatment planning. To learn more, visit www.CastleBiosciences.com and connect with us on LinkedIn, Facebook, X and Instagram.

DecisionDx-Melanoma, DecisionDx-CMSeq, i31-SLNB, i31-ROR, DecisionDx-SCC, MyPath Melanoma, AdvanceAD-Tx, TissueCypher, Esopredict, DecisionDx-UM, DecisionDx-PRAME and DecisionDx-UMSeq are trademarks of Castle Biosciences, Inc.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements concerning our expectations regarding: Castle’s 2026 total revenue guidance of $345-355 million; continued top-line performance and growth of test volumes; the ability of DecisionDx-Melanoma, DecisionDx-SCC, TissueCypher and AdvanceAD-Tx to bring substantial added value to clinicians and their patients; the ability of DecisionDx-Melanoma to (i) reduce mortality risk compared to untested patients, (ii) improve patient survival, (iii) provide clarity in overall risk beyond histology, and (iv) guide sentinel lymph node biopsy decision-making, including through the i31-SLNB test result, by accurately predicting SLN positivity and identifying low-risk patients who may safely consider forgoing SLNB; the ability of DecisionDx-SCC to (i) predict individual risk of metastasis, benefit from ART and risk of LR, (ii) provide comprehensive results to support tailored post-surgical management and treatment pathway recommendations and (iii) provide actionable decision points based on individual patient risk; the anticipated success of our launch of AdvanceAD-Tx; and Castle’s ability to achieve near- and long-term success and the continued growth of our portfolio. The words “anticipate,” “can,” “could,” “expect,” “goal,” “guidance,” “may,” “plan,” “potentially,” “providing,” “upcoming” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation: our assumptions or expectations regarding reimbursement for our products and subsequent coverage decisions; our estimated total addressable markets for our products and product candidates and the related expenses, capital requirements and potential needs for additional financing; the anticipated cost, timing and success of our product candidates; our plans to research, develop and commercialize new tests; our ability to successfully integrate new businesses, assets, products or technologies acquired through acquisitions; the effects of macroeconomic events and conditions, including inflation and monetary supply shifts, labor shortages, liquidity concerns at, and failures of, banks and other financial institutions or other disruptions in the banking system or financing markets, recession risks, supply chain disruptions, tariffs, outbreaks of contagious diseases and geopolitical events (such as the ongoing conflicts in the Middle East and Ukraine-Russia conflict), among others, on our business and our efforts to address any impact on our business; the possibility that subsequent study or trial results and findings may contradict earlier study or trial results and findings or may not support the results discussed in this press release, including with respect to the tests discussed in this press release; our planned installation of additional equipment and supporting technology infrastructures and implementation of certain process efficiencies may not enable us to increase the future scalability of our TissueCypher Test; the possibility that actual application of our tests may not provide the aforementioned benefits to patients; the possibility that our newer gastroenterology franchise may not contribute to the achievement of our long-term financial targets as anticipated; and the risks set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, each filed or to be filed with the SEC, and in our other filings with the SEC. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements, except as may be required by law.

Investor Relations Contact:
Camilla Zuckero
czuckero@castlebiosciences.com

281-906-3868

Media Contact:
Allison Marshall
amarshall@castlebiosciences.com

###

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
NET REVENUES	$83,679	$87,988
OPERATING EXPENSES
Cost of sales (exclusive of amortization of acquired intangible assets)	20,533	16,383
Research and development	14,428	12,588
Selling, general and administrative	64,899	58,620
Amortization of acquired intangible assets	2,226	28,325
Total operating expenses, net	102,086	115,916
Operating loss	(18,407)	(27,928)
Interest income	2,545	3,099
Net gains (losses) on equity securities	2,022	(1,425)
Interest expense	(134)	(17)
Other loss	(439)	—
Loss before income taxes	(14,413)	(26,271)
Income tax expense (benefit)	109	(423)
Net loss	$(14,522)	$(25,848)

Loss per share, basic and diluted	$(0.49)	$(0.90)

Weighted-average shares outstanding, basic and diluted	29,889	28,609

Stock-Based Compensation Expense
Stock-based compensation expense is included in the condensed consolidated statements of operations as follows (in thousands):

	Three Months Ended March 31,
	2026	2025
	(unaudited)
Cost of sales (exclusive of amortization of acquired intangible assets)	$1,257	$1,456
Research and development	1,443	1,895
Selling, general and administrative	7,076	7,828
Total stock-based compensation expense	$9,776	$11,179

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2026	2025
Net loss	$(14,522)	$(25,848)
Other comprehensive loss:
Net unrealized loss on marketable investment securities	(330)	(99)
Comprehensive loss	$(14,852)	$(25,947)

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2026	December 31, 2025
ASSETS	(unaudited)
Current Assets
Cash and cash equivalents	$63,764	$116,729
Marketable investment securities	197,921	182,776
Accounts receivable, net	42,264	43,382
Inventory	10,461	10,254
Prepaid expenses and other current assets	14,491	7,956
Total current assets	328,901	361,097
Long-term accounts receivable, net	1,921	1,878
Property and equipment, net	100,934	97,443
Operating lease assets	14,424	14,795
Goodwill and other intangible assets, net	97,347	99,574
Other assets – long-term	4,278	3,769
Total assets	$547,805	$578,556

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$15,038	$18,711
Accrued compensation	19,111	38,287
Contingent consideration	1,000	1,000
Operating lease liabilities	1,254	1,325
Current portion of long-term debt	1,667	417
Other accrued and current liabilities	10,691	8,937
Total current liabilities	48,761	68,677
Long-term debt	8,399	9,640
Noncurrent portion of contingent consideration	1,500	1,500
Noncurrent operating lease liabilities	25,116	25,217
Noncurrent finance lease liabilities	288	314
Deferred tax liability	2,325	2,335
Total liabilities	86,389	107,683
Stockholders’ Equity
Preferred stock	—	—
Common stock	30	30
Additional paid-in capital	700,255	694,860
Accumulated deficit	(238,806)	(224,284)
Accumulated other comprehensive (loss) income	(63)	267
Total stockholders’ equity	461,416	470,873
Total liabilities and stockholders’ equity	$547,805	$578,556

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2026	2025
OPERATING ACTIVITIES
Net loss	$(14,522)	$(25,848)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,929	29,764
Stock-based compensation expense	9,776	11,179
Net (gains) losses on equity securities	(2,022)	1,425
Deferred income taxes	(10)	(770)
Accretion of discounts on marketable investment securities	(454)	(1,435)
Other	532	30
Change in operating assets and liabilities:
Accounts receivable	1,075	(5,217)
Prepaid expenses and other current assets	(6,667)	(3,364)
Inventory	(207)	1,286
Operating lease assets	371	420
Other assets	(530)	(38)
Accounts payable	3,193	615
Operating lease liabilities	(172)	(526)
Accrued compensation	(19,176)	(14,698)
Other accrued and current liabilities	2,755	1,141
Net cash used in operating activities	(22,129)	(6,036)

INVESTING ACTIVITIES
Purchases of marketable investment securities	(55,136)	(48,431)
Proceeds from maturities of marketable investment securities	39,100	36,300
Purchases of debt securities classified as held-to-maturity	—	(5,569)
Proceeds from sale of equity securities	2,681	—
Purchases of property and equipment	(12,455)	(4,740)
Proceeds from sale of property and equipment	7	9
Net cash used in investing activities	(25,803)	(22,431)

FINANCING ACTIVITIES
Proceeds from exercise of common stock options	322	18
Payment of employees’ taxes on vested restricted stock units and performance-based restricted stock units	(6,598)	(2,515)
Proceeds from contributions to the employee stock purchase plan	1,267	970
Repayment of principal portion of finance lease liabilities	(24)	(26)
Net cash used in financing activities	(5,033)	(1,553)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(52,965)	(30,020)
Beginning of period	116,729	119,709
End of period	$63,764	$89,689

CASTLE BIOSCIENCES, INC.
Reconciliation of Non-GAAP Financial Measures (UNAUDITED)
The table below presents the reconciliation of Adjusted Revenues, Adjusted Gross Margin and Adjusted Net Loss Per Share, Basic and Diluted, which are non-GAAP financial measures. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended March 31,
(in thousands, except per share data)	2026	2025
Adjusted Revenues
Net revenues (GAAP)	$83,679	$87,988
Revenue associated with test reports delivered in prior periods	551	(787)
Adjusted Revenues (Non-GAAP)	$84,230	$87,201

Adjusted Gross Margin
Gross margin (GAAP)[1]	$60,920	$43,280
Amortization of acquired intangible assets	2,226	28,325
Revenue associated with test reports delivered in prior periods	551	(787)
Adjusted Gross Margin (Non-GAAP)	$63,697	$70,818

Gross Margin percentage (GAAP)[2]	72.8%	49.2%
Adjusted Gross Margin percentage (Non-GAAP)[3]	75.6%	81.2%

Adjusted Net Loss Per Share, Basic and Diluted
Net loss (GAAP)	$(14,522)	$(25,848)
Amortization of acquired intangible assets[4]	—	20,099
Adjusted Net Loss (Non-GAAP)	$(14,522)	$(5,749)

Weighted-average shares outstanding, basic and diluted:	29,889	28,609

Net loss per share, basic and diluted (GAAP)[5]	$(0.49)	$(0.90)
Adjusted Net Loss Per Share, Basic and Diluted (Non-GAAP)[6]	$(0.49)	$(0.20)

1.Calculated as net revenues (GAAP) less the sum of cost of sales (exclusive of amortization of acquired intangible assets) and amortization of acquired intangible assets.
2.Calculated as gross margin (GAAP) divided by net revenues (GAAP).
3.Calculated as Adjusted Gross Margin (Non-GAAP) divided by Adjusted Revenues (Non-GAAP).
4.Represents a one-time adjustment of an acceleration of amortization expense for our IDgenetix test during the three months ended March 31, 2025.
5.Calculated as net loss (GAAP) divided by weighted-average shares outstanding, basic and diluted.
6.Calculated as Adjusted Net Loss (Non-GAAP) divided by weighted-average shares outstanding, basic and diluted.

The table below presents the reconciliation of Adjusted EBITDA, which is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended March 31,
(in thousands)	2026	2025
Adjusted EBITDA
Net loss	$(14,522)	$(25,848)
Interest income	(2,545)	(3,099)
Interest expense	134	17
Income tax expense (benefit)	109	(423)
Depreciation and amortization	3,929	29,764
Stock-based compensation expense	9,776	11,179
Net (gains) losses on equity securities	(2,022)	1,425
Adjusted EBITDA (Non-GAAP)	$(5,141)	$13,015